UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CBS Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     On May 17, 2018, CBS Corporation (the "Company") announced that it had postponed the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting"), originally scheduled to be held on May 18, 2018.  The 2018 Annual Meeting will now take place on August 10, 2018 at The Langham Huntington, Pasadena, 1401 South Oak Knoll Avenue, Pasadena, California 91106.  The close of business on July 5, 2018 has been fixed as the record date for determining the holders of shares of the Company's Class A Common Stock entitled to notice of and to vote at the 2018 Annual Meeting and any adjournment or postponement thereof and the holders of shares of the Company's Class B Common Stock entitled to notice of the 2018 Annual Meeting (collectively, the "Record Date Holders").  The Company will file with the Securities and Exchange Commission (the "SEC") a supplement to its definitive proxy statement, filed with the SEC on April 6, 2018, which will contain additional information about the 2018 Annual Meeting and will be mailed to the Record Date Holders.  As a result of the 2018 Annual Meeting being rescheduled, the Company has established the close of business on June 19, 2018 as the new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy materials for the 2018 Annual Meeting.